Press contact:                                                                                                      Investor contact:

Colleen Nichols                                                                                            Kelly Blough
SonicWALL, Inc.                                                                                         SonicWALL, Inc.
+1 (408) 962-6131                                                                                         + 1 (408) 962-6329
cnichols@sonicwall.com                                                                                     kblough@sonicwall.com

SonicWALL Announces Preliminary First Quarter 2009 Results
Company Announces Timing of First Quarter Earnings Conference Call and Webcast

SUNNYVALE, Calif., April 9, 2009 – SonicWALL, Inc. (Nasdaq: SNWL) today announced preliminary results for the quarter ended March 31, 2009.  The Company expects to report revenue of between $46 and $47 million, below the previously issued guidance of $48-$52 million, due to sluggish demand conditions across all geographic regions and product categories.  Despite these conditions, the Company experienced sequential growth in subscription services billings and deferred revenue and continued strength in cash flow from operations.

The Company expects first quarter non-GAAP earnings per share of approximately $0.07, higher than the previously issued guidance of $0.04-$0.06, due to ongoing expense control initiatives and gross margin performance ahead of expectations.  The Company expects GAAP earnings per share of $0.02-$0.03.

These results are preliminary and are subject to the completion of customary quarterly closing and review procedures by the Company’s management and independent auditors.

The Company will host a conference call to report its first quarter 2009 earnings results on Monday, April 27 at 5:00 pm Eastern Time, (2:00 pm Pacific Time).  All interested parties are invited to listen to SonicWALL Chief Executive Officer and President, Matt Medeiros, and Chief Financial Officer, Rob Selvi, present earnings results, business highlights and guidance for the second quarter of 2009.

To listen to the live webcast, go to SonicWALL’s investor relations Web page: http://www.sonicwall.com/us/company/2518.html.  Following the live webcast, an archived version of the webcast will be available on SonicWALL’s investor relations Web page. A replay of the call will also be available after 8:00 pm Eastern Time on April 27, 2009 through 5:00 pm Eastern Time May 1, 2009.

About SonicWALL, Inc.

SonicWALL is committed to improving the performance and productivity of businesses of all sizes by engineering the cost and complexity out of running a secure network. Over one million SonicWALL appliances have been shipped through its global network of ten thousand channel partners to keep tens of millions of worldwide business computer users safe and in control of their data. SonicWALL’s award-winning solutions include network security, secure remote access, content security, backup and recovery, and policy and management technology. For more information, visit the company web site at http://www.sonicwall.com/.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934 as amended.  Forward looking statements include SonicWALL’s expected financial results for the period ended March 31, 2009.  All forward looking statements made in this press release are subject to risks, uncertainties and assumptions that could cause actual results or events to differ materially from those contained in the forward looking statements.

Use of Non-GAAP Financial Measures

This press release includes presentation of both GAAP and non-GAAP earnings per share.  Non-GAAP earnings per share exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense.  SonicWALL provides non-GAAP metrics because the Company and its management believe that the use of such metrics is helpful in analyzing and assessing the overall performance of the business.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.